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Exhibit (a)(1)(j)
Form of Confirmation Email

Date:	, 2003
From:	Pamela L. Sheridan
Subject:	Offer to Exchange Options

This is to confirm your Election Form was received on [insert date].

Regards

Information regarding the Wind River Insider Trading Policy, the ESPP and your stock options can be accessed through the internal Finance web site at http://internal/finance, under the Stock Options/ESPP tab.

Pam Sheridan
Stock Option Administrator
mail to: pam.sheridan@windriver.com
phone: 510-749-2125
fax: 510-749-2475

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  Exhibit (a)(1)(j) Form of Confirmation Email